MEMORANDUM OF UNDERSTANDING

Between: FacePrint Global Solutions, Inc., a California corporation 1111 East Herndon, Suite 115
                  Fresno, CA 93720

                  Contact:  Pierre Cote, CEO
                  FacePrint Global Solutions, Inc.

Hereafter:                 "FGS"

And:              California State University, Fresno
                  Cedar and Shaw
                  Fresno, CA 93740

                  Contact:  Walter V. Loscutoff, Director
                  Engineering Technology Incubator
                  California State University, Fresno

Hereafter:                 "CSUF"

Whereas FGS, a California corporation, desires to develop a facial matching program, for commercial applications, and;

Whereas CSUF is a recognized academic and research institute serving the State of California and, particularly, the City of Fresno and the surrounding communities.

The purpose of this MOU is to set forth certain understandings between the parties regarding the negotiation of a contract for product development, and except as specified otherwise herein, is not intended to create legally binding obligations for either party. The parties agree that this MOU will govern their cooperative efforts to reach and execute a more definitive agreement (the
"Definitive Agreement") that will supersede the provisions of this MOU. The parties will agree to negotiate in good faith for a period of 60 days. In the event that the parties are unable to reach agreement within that time period, this MOU will continue in force until the parties either execute a Definitive Agreement or one of the parties terminates this MOU in writing, whichever occurs first. The Definitive Agreement will address and refine each of the following considerations:

         1. Annex A "Product Development Specifications," Annex B "EZ-Match Technical Guidelines," and Annex C "Implementation Phases and Compensation for each Phase" will form the basis of the Definitive Agreement.

         2. CSUF will identify the key personnel on the project and start developing the software immediately after acceptance of the contract by both parties and will provide monthly reports on progress of product development.



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         3.       It is understood by all parties that the Intellectual Property
                  (IP) of the developed program will be owned as follows: FGS 80% and CSUF Foundation 20%. FGS will be the sole decision maker in the commercialization of the subject IP. CSUF's 20% will be realized from the sale of the IP to a third party. CSUF will also get royalties in form of 5% of gross revenues of EZ-Match (sales or licensing software). In addition, CSUF will receive 1,000,000 shares of FGS stock when FGS becomes public in the sequence described in Annex C.

         4. FGS will compensate CSUF for its efforts in the product development with cash, shares of the company stock and royalties, as described in the Annexes.

         5. CSUF will agree to use the best level of efforts to satisfy the schedules for product development established in the Annexes.

         6.       Exchange of Proprietary Information and Confidentiality

                  6.1 CSUF agrees to maintain any and all proprietary information obtained from and developed for FGS as confidential.
                  6.2 The parties further agree that, in order to afford confidential treatment, each and every page of any and all documents
 containing information that
                           a party deems to be confidential shall bear the
 following legend in red ink:
                'CONFIDENTIAL PROPRIETARY INFORMATION PURSUANT TO
                           MOU DATED ______________".
                  6.3 Except as may be required by law, CSUF will not discuss details of the project with anyone not associated with the project.
                  6.4 The provisions of sub-paragraphs 6.1 through 6.3 shall survive the termination of this MOU and any subsequent Definitive Agreement.
                  6.5 The parties will address other concerns about confidentiality in the
                           Definitive Agreement.

         7. In the event any claim or action is brought against CSUF with respect to work done by CSUF on EZ-MATCH and is not a result of negligence on part of CSUF or its staff, FGS will assume the investigation and defense thereof including the employment of counsel and payment of all expenses.

         8. FGS will work exclusively with CSUF on the project as defined in attached
                  Annexes A, B and C.

Document signed in person on July 31, 2003.



Pierre Cote, CEO                                    John D. Welty, President
FGS                                                           CSUF